UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 7, 2007
                Date of Report (Date of earliest event reported):

                                 EDO Corporation
             (Exact name of registrant as specified in its charter)

         New York
      (State or other                  3812                   11-0707740
       jurisdiction                (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)

                         60 East 42nd Street, 42nd Floor
                            New York, New York 10165
                    (Address of principal executive offices)

                                 (212) 716-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

                          SUPPLEMENTAL PROXY MATERIALS
                          ----------------------------

     On November 5, 2007, EDO Corporation (the "Company" or "EDO") filed with the Securities and Exchange Commission a definitive proxy statement (the "Definitive Proxy Statement") in connection with the proposed acquisition of the Company by ITT Corporation, an Indiana corporation ("ITT"), pursuant to the previously announced Agreement and Plan of Merger, dated as of September 16, 2007, among the Company, ITT and Donatello Acquisition Corp., a New York corporation and a wholly-owned subsidiary of ITT ("Merger Sub").

     As disclosed in the Definitive Proxy Statement, on October 15, 2007, one of our shareholders, the City of Bethlehem Aggregated Pension Fund, filed in the Supreme Court of the State of New York, New York County, a putative shareholder class action against the Company and the individual members of the Board of Directors. The complaint alleges, among other things, that the proposed acquisition of the Company by ITT substantially undervalues our common shares and unfairly benefits the Company's insiders. The plaintiff seeks injunctive relief with regard to the proposed acquisition. On November 1, 2007, plaintiff filed an amended complaint, adding allegations that the preliminary proxy statement filed by the Company on October 23, 2007 failed to disclose material non-public information concerning the financial position and prospects of the Company.

     On October 26, 2007, one of our shareholders, Mr. Samuel Pill, filed in the Supreme Court of the State of New York, New York County, a substantially similar putative shareholder class action against the individual members of our Board of Directors, the Company, ITT and Merger Sub. The complaint alleges, among other things, that the $56.00 per share merger consideration is inadequate and unfair to the public shareholders of the Company and that the preliminary proxy statement filed by the Company on October 23, 2007 failed to disclose material non-public information concerning the financial position and prospects of the Company. The plaintiff seeks injunctive relief with regard to the proposed transaction.

     On November 29, 2007, the two actions were consolidated in the Supreme Court of the State of New York, New York County, under the caption In re EDO Corporation Shareholders Litigation (Index No. 603400/07) (the "Action"). Also on November 29, 2007, the Company made supplemental disclosure in the form of additional proxy soliciting materials filed on Form DEFA14A containing additional financial information, which were updated on December 4, 2007.

     A consolidated complaint was filed in the Action on December 5, 2007. A hearing on plaintiffs' motion for a preliminary injunction has been scheduled for December 12, 2007.

     EDO has elected to make the following supplemental disclosures in an effort to provide you with additional information as you consider your vote on the proposed merger, as part of its settlement of the Action (the "Settlement") pursuant to a Memorandum of Understanding entered into among the parties on December 7, 2007, which Memorandum of Understanding provides that the parties will enter into a definitive settlement and release agreement and that any such settlement and release agreement is subject to court approval and to the completion of the transaction. Upon approval, the Settlement will be binding on all shareholders.

     Also pursuant to the Settlement, ITT agreed that the amount of the Company Termination Fee payable by the Company under certain circumstances would be $40 million, rather than $47 million. The amount of the Parent Expenses payable by the Company under certain circumstances was not modified.

                                   THE MERGER

Supplemental Disclosure Regarding the Background of the Merger

     The following supplemental disclosure should be read in conjunction with the "Background of the Merger" section of the Definitive Proxy Statement beginning on page 22 of the Definitive Proxy Statement.

The sixth paragraph on page 22 of the Definitive Proxy Statement is amended as follows:

On January 16, 2007, the Company and Party A entered into a confidentiality and non-disclosure agreement. The confidentiality and non-disclosure agreement contained a "standstill provision" that, among other things, prevented Party A from acquiring any securities or property of the Company or any of its subsidiaries (other than purchases of products in the ordinary course of business), proposing to enter into any merger or business combination involving the Company or any of its subsidiaries or otherwise seeking to control or influence the management, Board of Directors or policies of the Company, in each case, for a period of eighteen months from the date of the confidentiality agreement unless terminated earlier by its terms. By its terms, the standstill provision terminated when the Company entered into the merger agreement with ITT on September 16, 2007.

The fourth full paragraph on page 24 of the Definitive Proxy is amended as follows:

In late June 2007, Mr. Smith met with a representative of Party A. Mr. Smith informed the representative of Party A of additional potential opportunities that were being discussed with the DOD that would further substantially increase the number of units to be manufactured and supported under one of the government contracts previously awarded to one of the Company's subsidiaries, over and above the anticipated exercise of options under that contract that DOD had communicated it was considering in early June.

The last paragraph beginning on page 24 of the Definitive Proxy Statement is amended as follows:

On July 30, 2007, at a special meeting, the Board of Directors reviewed Party A's revised proposal. Based on the Board of Director's belief that the $45.00 per share price proposed by Party A did not reflect the full value of the Company, including, among other things, certain forecasted potential increases (of which Party A had previously been made aware) in quantities of products to be ordered under previously awarded government contracts, the fact that Party A had made it clear that it was not willing to increase its offer above that price, and the fact that, due to certain business-related timing considerations, an announcement date during the first week of September 2007 was not reasonably practicable, the Board of Directors determined not to engage in further discussions with Party A at that time. The Board of Directors directed management to inform Party A of its decision, which was orally conveyed to Party A by Mr. Smith on the same date. In addition, because the Board of Directors believed that, if given an opportunity to conduct a due diligence investigation of the Company, ITT would likely make an offer superior to that proposed by Party A given the fact that, among other things, the high end of the range in ITT's initial written proposal was only one dollar less than Party A's final offer of $45.00 per share, the Board of Directors authorized the Company's management to enter into a confidentiality and non-disclosure agreement with ITT in connection with ITT's acquisition proposal.

The third full paragraph on page 25 of the Definitive Proxy is amended as follows:

On August 7, 2007, representatives of the Company, together with representatives of our financial advisor met with representatives of ITT and its advisors in connection with the proposed transaction between ITT and the Company. At the meeting, ITT and its financial advisors provided to representatives of the Company an overview of ITT and its business and made a presentation regarding the benefits of a business combination between the Company and ITT. Also at the meeting, the Company provided to ITT two sets of the Company's internal financial projections for fiscal years 2007 through 2011, one of which was based on the Company's then current revenue growth rate, and the other on an anticipated increased revenue growth rate during the period 2007-2011 resulting from the two government contracts awarded to the Company in April 2007, the recently announced increase in quantities ordered under one of those contracts and potential further increases in quantities to be ordered under these government contracts. Because, among other things, Party A had already made clear that it was not willing to increase its offer above $45.00 per share, these projections were not provided to Party A.

The last paragraph on page 25 of the Proxy Statement is amended as follows:

On August 30, 2007, to ensure continuity and to continue with the implementation of the Company's existing plan of succession, the Company and Mr. Smith entered into an agreement that modified and extended the provisions of Mr. Smith's employment agreement or for up to an additional twelve month period. The material terms of the modified agreement are substantially similar to Mr. Smith's existing agreement. By its terms, the extension would not take effect until June 1, 2008, and would expire on the earlier of May 31, 2009 or the date of the Company's 2009 Annual Meeting.

To be added:

At no time prior to the execution of the merger agreement with ITT did any member of the Company's senior management discuss with representatives of ITT his or her own post-transaction employment or that of any other member of senior management of the Company.

Supplemental Disclosure Regarding the Opinion of Financial Advisor

     The following supplemental disclosure should be read in conjunction with the "Opinion of Financial Advisor" section of the Definitive Proxy Statement.

The second full paragraph on page 32 of the Definitive Proxy Statement is amended as follows:

Using publicly available information, Citi reviewed transaction values in the following five selected transactions, which transactions were selected because, among other factors, they involve companies that participate or compete in the defense industry (which is the industry in which the Company operates) or, in Citi's view, were otherwise deemed relevant for purposes of comparison.

The last paragraph on page 32 of the Definitive Proxy is amended as follows:

Citi reviewed, among other things, transaction values, calculated as the purchase price paid for the target company's equity, plus debt, less cash, plus other capital structure adjustments, if any, in the selected transactions as a multiple of next 12 months estimated EBITDA. Citi then applied a range of selected multiples of next 12 months estimated EBITDA of 10.0x to 11.5x derived from the selected transactions to the Company's calendar year 2008 estimated EBITDA, adjusted to exclude the potential financial impact of significant incremental deliveries of one of the Company's products in connection with a particular government contract. The potential financial impact of these incremental product deliveries was excluded when applying the range of selected multiples in order to reflect the expectation of the Company's management that, following a rapid increase in fiscal years 2008 and 2009, the deliveries will decline after fiscal year 2009. Citi calculated the projected incremental future cash flows that the Company's management expected would be generated during fiscal years 2008 through 2011 related to such incremental product deliveries and derived a terminal value by applying an EBITDA terminal value multiple of 8.5x (the midpoint of the terminal value multiple range described in the "Discounted Cash Flow Analysis" above) to the Company's fiscal year 2011 estimated incremental EBITDA attributable to such incremental product deliveries. These cash flows and terminal value were then discounted to present value by applying a discount rate of 8.9% (the midpoint of the discount rate range described in the "Discounted Cash Flow Analysis" above). Financial data for the selected transactions were based on public filings, publicly available research analysts' estimates and other publicly available financial information at the time of announcement of the relevant selected transaction. Financial data for the Company were based on internal estimates provided by the Company's management. Based on the sum of the implied value for the Company derived from the Company's calendar year 2008 estimated EBITDA adjusted to exclude the financial impact of such incremental product deliveries, and the implied value derived from the Company's incremental cash flows from such incremental product deliveries as described above, this analysis indicated the following selected per share equity reference range for the Company, as compared to the per share merger consideration.

The first full paragraph on page 33 of the Definitive Proxy Statement is amended as follows:

Citi reviewed financial and stock market information of the Company and the following eight selected publicly held companies, which companies were selected because, among other factors, they participate or compete in the defense industry (which is the industry in which the Company operates) or, in Citi's view, were otherwise deemed relevant for purposes of comparison.

The second full paragraph on page 33 of the Definitive Proxy Statement is amended as follows:

Citi reviewed, among other things, enterprise values of the selected companies, calculated as fully diluted equity value based on closing stock prices on September 14, 2007, plus straight debt, capitalized operating leases, minority interest, straight preferred stock and out-of-the-money convertible debt, less investments in unconsolidated affiliates, cash and options proceeds, as multiples of calendar years 2007 and 2008 estimated EBITDA and earnings before interest and taxes, referred to as EBIT. In addition, Citi reviewed equity values of the selected companies based on closing stock prices on September 14, 2007 as a multiple of calendar years 2007 and 2008 estimated earnings per share, referred to as EPS. In order to reflect the impact on the Company's long-term earnings growth trajectory of the rapid increase and subsequent reduction in incremental deliveries of one of the Company's products referred to above, Citi also reviewed the ratios of (a) selected companies' closing stock prices as a multiple of calendar years 2007 and 2008 EPS to (b) their estimated long-term EPS growth rates, referred to as PEG ratios. Citi then applied a range of selected multiples of calendar years 2007 and 2008 EBITDA of 10.0x to 11.0x and 9.0.x to 10.0x, respectively, calendar years 2007 and 2008 EBIT of 12.5x to 13.5x and 10.5x to 11.5x, respectively, and calendar years 2007 and 2008 EPS of 18.0x to 20.0x and 15.5x to 17.5x, respectively, derived from the selected companies to corresponding data of the Company. Citi also applied a range of selected calendar years 2007 and 2008 PEG ratios of 1.2x to 1.4x and 1.0x to 1.2x, respectively, derived from the selected companies to the Company's calendar years 2007 and 2008 EPS and estimated long-term EPS growth rates. Estimated financial data of the selected companies were based on publicly available research analysts' estimates. Estimated financial data of the Company were based on internal estimates provided by the Company's management. This analysis indicated the following selected per share equity reference range for the Company, as compared to the per share merger consideration.


            CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     These supplemental proxy materials contain forward-looking statements, including information relating to the merger, which are qualified in their entirety by the "Cautionary Statement Concerning Forward-Looking Information" section of the Definitive Proxy Statement.



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                                    SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



  Dated:  December 7, 2007


                                          EDO CORPORATION

                                      By: /s/ Lisa M. Palumbo
                                          ------------------------------
                                          Name: Lisa M. Palumbo
                                          Title:   Senior   Vice   President,
                                          General Counsel and Secretary